UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 20, 2015, the Board of Directors of Unwired Planet, Inc. (the “Company”) adopted a Tax Benefits Preservation Agreement, dated January 20, 2015, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Agreement”), to replace the Company’s existing Tax Benefits Preservation Agreement, which is scheduled to expire on January 29, 2015, (the “Expiring Agreement”). The Agreement is substantially the same as the Expiring Agreement, which is filed as an exhibit to the Company’s Registration Statement on Form 8-A filed on January 30, 2012.

The Agreement is designed to preserve the Company’s substantial tax assets associated with net operating loss carry forwards (“NOLs”) and built in losses under Section 382 of the Internal Revenue Code. The Company’s ability to use its NOLs and built in losses would be limited if there was an “ownership change” under Section 382. This would occur if shareholders owning (or deemed under Section 382 of the Internal Revenue Code to own) 5% or more of the Company’s stock increase their collective ownership of the aggregate amount of outstanding shares of the Company by more than 50 percentage points over a rolling three-year period. The following description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as an exhibit and is incorporated herein by reference.

Pursuant to the terms of the Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a “Right”) for each outstanding share of common stock, par value $0.001 per share of the Company (the “Common Stock”) to stockholders of record as of the close of business on January 29, 2015 (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a cash exercise price of $15.00 per Unit (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Agreement and summarized below.

Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 4.99% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a stockholder (the date of said announcement being referred to as the “Stock Acquisition Date”), or (ii) the close of business on the tenth business day (or such later day as the Independent Directors (as defined in the Agreement) may determine) following the commencement of a tender offer or exchange offer that could result, upon its consummation, in a person or group becoming the beneficial owner of 4.99% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”).

Notwithstanding the foregoing, with respect to any person (i) whose name is listed on Schedule A to the Agreement, or (ii) who beneficially owns (for purposes of the Agreement) 4.99% or more of the outstanding shares of Common Stock as of the Record Date (such person being referred to in the Agreement as a “Grandfathered Person”), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock either (i) in excess of the percentage listed on Schedule A to the Agreement, for any Grandfathered Person whose name is listed on Schedule A to the Agreement, or (ii) representing an additional 1/2% of the outstanding shares of Common Stock beneficially owned as of the Record Date, for any other Grandfathered Person not listed on Schedule A (the “Grandfathered Percentage”).

In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Units of Preferred Stock, that number of shares of Common Stock of the Company (or, in certain circumstances, including if there are insufficient shares of Common Stock to permit the exercise in full of the Rights, Units of Preferred Stock, other securities, cash or property, or any combination of the foregoing) having a market value of two times the Exercise Price of the Right (such right being referred to as the “Subscription Right”). In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the Exercise Price of the Right (such right being referred to as the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Agreement) become null and void.

Any person who wishes to effect any acquisition of shares of Common Stock that would, if consummated, result in such person beneficially owning more than 4.99% of the outstanding shares of Common Stock (or in the case of a Grandfathered Person, the Grandfathered Percentage), may request that the Independent Directors grant an exemption with respect to such acquisition under the Agreement. The Independent Directors may deny an exemption request if they determine, in their sole discretion, that the acquisition of beneficial ownership of Common Stock by such person could jeopardize or endanger the availability to the Company of the NOLs or for whatever other reason they deem reasonable, desirable or appropriate. Any exemption granted may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the person agree that it will not acquire beneficial ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Independent Directors).

The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Independent Directors) by the Independent Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person or (ii) the expiration date of the Agreement. Immediately upon the action of the Independent Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

The Agreement may be amended by the Independent Directors in their sole discretion at any time prior to the time at which any person becomes an Acquiring Person. After such time the Independent Directors may, subject to certain limitations set forth in the Agreement, amend the Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates).

Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

The Rights are not exercisable until the Distribution Date and will expire at the earlier of (i) January 29, 2018, (ii) the time when the Rights are redeemed as provided therein; (iii) the time when the Rights are exchanged as provided therein; (iv) the repeal of Section 382 of the Internal Revenue Code if the Independent Directors determine that this Agreement is no longer necessary for the preservation of Tax Benefits (as defined in the Agreement), (v) the beginning of the taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, or (vi) the close of business on January 29, 2016, if stockholder approval of the Agreement has not been obtained prior to that time, unless previously redeemed or exchanged by the Company.

Item 3.03. Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Unwired Planet, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed on January 21, 2015 and incorporated herein by reference.

4.1	Tax Benefits Preservation Agreement, dated as of January 20, 2015, between Unwired Planet, Inc. and Computershare Trust Company, N.A., as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed on January 21, 2015 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNWIRED PLANET, INC.

Date: January 21, 2015	By:	/s/ Mark Thompson
Name: Mark Thompson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of Unwired Planet, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed on January 21, 2015 and incorporated herein by reference.

4.1	Tax Benefits Preservation Agreement, dated as of January 20, 2015, between Unwired Planet, Inc. and Computershare Trust Company, N.A., as Rights Agent, filed as an exhibit to the Company’s Registration Statement on Form 8-A filed on January 21, 2015 and incorporated herein by reference.